            As filed with the Securities and Exchange Commission on May 24, 2000
                                                Registration No. 333-___________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

               ---------------------------------------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

               ---------------------------------------------------

                           CONSOLIDATED PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

             INDIANA                                           37-0684070
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                           Identification No.)

          500 CENTURY BUILDING                         MARY E. HAM, VICE PRESIDENT, SECRETARY
     36 SOUTH PENNSYLVANIA STREET                               AND GENERAL COUNSEL
       INDIANAPOLIS, INDIANA  46204                         CONSOLIDATED PRODUCTS, INC.
                (317) 633-4100                                 500 CENTURY BUILDING
(Address, including zip code and telephone                 36 SOUTH PENNSYLVANIA STREET
number, including area code, of registrant's                INDIANAPOLIS, INDIANA  46204
       principal executive offices)                               (317) 633-4100

                                                  (Name, address, including zip code, and telephone
                                                  number, including area code of agent for service)

                                   Copies to:

                                 BERKLEY W. DUCK
                            ICE MILLER DONADIO & RYAN
                         ONE AMERICAN SQUARE, BOX 82001
                        INDIANAPOLIS, INDIANA 46282-0002
                                 (317) 236-2270

          Approximate date of commencement of proposed sale of the securities to the public:
                   As determined by the selling shareholders.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

          If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or reinvestment plans, check the following. /X/

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
     Title of each                                    Proposed               Proposed
       class of                                        Maximum                maximum               Amount of
   securities being          Amount to be             Offering               aggregate            registration
      registered              registered          price per unit(1)     offering price (1)             fee
--------------------------------------------------------------------------------------------------------------
  Common Stock,              125,133 Shares             $9.44               $1,181,256                $312
  $.50 stated value
==============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sale price of the Consolidated Products, Inc.'s stock on May 19, 2000.

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   PROSPECTUS

                       FOR THE PUBLIC OFFERING FOR SALE OF
                                     125,133
                             SHARES OF COMMON STOCK
                                       OF
                           CONSOLIDATED PRODUCTS, INC.

--------------------------------------------------------------------------------
                              TERMS OF THE OFFERING

--------------------------------------------------------------------------------

          - Alva T. Bonda, Neal Gilliatt, Charles E. Lanham, J. Fred Risk, James Williamson, Jr., some of our current and former directors, and Robert P. Cronin, a former director of our subsidiary, Steak n Shake, Inc., are offering to sell up to 125,133 shares of our common stock.

          - The selling shareholders will receive all of the net proceeds from the sale of the shares.

          - The selling shareholders will sell the shares over time through brokers at market prices or in negotiated transactions.

          - On May 19, 2000, the last reported sale price of the common stock quoted on the New York Stock Exchange was $ $9.38 per share.

          - The shares are traded on and price information is reported by the New York Stock Exchange under the symbol "COP".

          - As of the date of this prospectus, none of the selling shareholders has any agreement with any broker or dealer with respect to the sale of the shares.

--------------------------------------------------------------------------------

          THIS INVESTMENT INVOLVES RISK. SEE THE RISK FACTORS BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Prospectus is May 24, 2000.

          Additional information regarding our business is available to you without charge upon written or oral request to us. Please contact Mary E. Ham, Secretary, by mail at Consolidated Products, 500 Century Building, 36 South Pennsylvania Street, Indianapolis, Indiana 46204, or by telephone at (317) 633-4100.

                                  RISK FACTORS


          WE WISH TO CAUTION YOU THAT THE FOLLOWING IMPORTANT FACTORS, AMONG OTHERS, COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY FORWARD-LOOKING STATEMENTS MADE IN THIS PROSPECTUS AND FROM TIME TO TIME IN NEWS RELEASES, REPORTS, PROXY STATEMENTS, REGISTRATION STATEMENTS AND OTHER WRITTEN COMMUNICATIONS, AS WELL AS ORAL FORWARD-LOOKING STATEMENTS MADE FROM TIME TO TIME BY OUR REPRESENTATIVES. SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDE MATTERS SUCH AS FUTURE ECONOMIC PERFORMANCE, RESTAURANT OPENINGS, OPERATING MARGINS, THE AVAILABILITY OF ACCEPTABLE REAL ESTATE LOCATIONS FOR NEW RESTAURANTS, THE SUFFICIENCY OF OUR CASH BALANCES AND CASH GENERATED FROM OPERATING AND FINANCING ACTIVITIES, OUR FUTURE LIQUIDITY AND CAPITAL RESOURCE NEEDS AND OTHER MATTERS, AND ARE GENERALLY ACCOMPANIED BY WORDS SUCH AS "BELIEVES," "ANTICIPATES," "ESTIMATES," "PREDICTS," "EXPECTS" AND SIMILAR EXPRESSIONS THAT CONVEY THE UNCERTAINTY OF FUTURE EVENTS OR OUTCOMES.

          COMPETITION. The restaurant business is highly competitive with respect to price, service, restaurant location and food quality, and is often affected by changes in consumer tastes, economic conditions, population and traffic patterns. We compete within each market with locally-owned restaurants as well as national and regional restaurant chains, some of which operate more restaurants and have greater financial resources and longer operating histories than we do. There is active competition for management personnel and for attractive commercial real estate sites suitable for restaurants. In addition, factors such as inflation, increased food, labor and benefits costs, and difficulty in attracting hourly employees may adversely affect the restaurant industry in general and our restaurants in particular.

          GOVERNMENTAL REGULATIONS. Each of our restaurants is subject to licensing and regulation by health, sanitation, safety and fire agencies in the state and/or municipality in which the restaurant is located. We have not experienced any failures in obtaining the required licenses or approvals that could prevent the opening of a new restaurant and do not, at this time, anticipate any occurring in the future.

          We are subject to federal and state environmental regulations, but these have not had a material negative effect on our operations. More stringent and varied requirements of local and state governmental bodies with respect to zoning, land use and environmental factors could delay or prevent development of new restaurants in particular locations. We are also subject to the Fair Labor Standards Act which governs such matters as minimum wages, overtime and other working conditions, along with the Americans With Disabilities Act and various family leave mandates. Changes in government regulations could have a material adverse effect on us.

          We are also subject to federal regulation and certain state laws which govern the offer and sale of franchises. Many state franchise laws impose substantive requirements on franchise agreements, including limitations on noncompetition provisions and on provisions concerning the termination or nonrenewal of a franchise. Some states require that certain materials be registered before franchises can be offered or sold in that state. Changes in government regulations could have a material adverse effect on us.

          EXPANSION STRATEGY: We intend to continue to expand our Steak n Shake restaurants through both opening and operating Company-owned Steak n Shake restaurants and franchising new restaurants with our current franchisees. Meeting our expansion goal is dependent upon our continued success in addressing the factors relevant to our expansion plan. Those factors include, but are not limited to:

          -    selecting available and attractive sites for new restaurants;

          - negotiating acceptable purchase or lease terms for restaurant sites;

          -    obtaining adequate financing for our expansion;

          -    franchisees performing their obligations to us;

          - hiring, training and retaining competent managers and other personnel;

          -    obtaining necessary governmental permits and approvals; and

          - suitable economic and business conditions existing in the markets in which our restaurants are to be located.

Some of the factors on which the success of our plan depends are not within our control.

          DEPENDENCE ON KEY PERSONNEL. We are dependent upon the continued availability of the services of Alan B. Gilman, our President and Chief Executive Officer, and our other executive officers. These officers collectively have been with us an average of approximately twelve years. The loss of the services of Mr. Gilman or other key personnel could have a material adverse effect on our business.

          STOCK PRICE VOLATILITY. Quarterly operating results of Consolidated Products or of other restaurant companies, changes in general conditions in the economy, the financial markets or the restaurant industry, natural disasters, changes in earnings estimates or recommendations by research analysts, or other developments affecting us or our competitors could cause the market price of our common stock to fluctuate substantially. In addition, in recent years the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to the operating performance of these companies.


                                   THE COMPANY

          We are primarily engaged in the ownership, operation and franchising of Steak n Shake restaurants through our wholly owned subsidiary, Steak n Shake, Inc. Founded in 1934 in Normal, Illinois, we are one of the oldest restaurant chains in the country. As of September 29, 1999, our fiscal year end, we had 278 Company-owned restaurants and 50 franchised restaurants, located in 16 midwestern and southeastern states. Steak n Shake restaurants are generally open 24 hours a day, seven days a week, and in addition to the core menu, offer a breakfast menu during breakfast hours. During fiscal 1999, lunch and dinner sales accounted for approximately 36% and 44% of sales, respectively, while breakfast and late night sales accounted for 7% and 13% of sales, respectively.



                                 USE OF PROCEEDS

          The shares being offered were issued by us to the selling shareholders pursuant to their exercise of stock options granted to them in their capacities as directors pursuant to our 1994 and 1995 Nonemployee Director Stock Option Plans. We will receive none of the proceeds from the sale of the shares being offered. All proceeds from the sale will be paid to the individual selling shareholders.


                              SELLING SHAREHOLDERS

          The following table sets forth certain information with respect to the selling shareholders as of the date of this prospectus. Charles E. Lanham, J. Fred Risk and James Williamson, Jr. are currently directors of Consolidated Products. Neal Gilliatt is a Director Emeritus, which means that he attends board meetings, but does not vote. He also serves us as a marketing consultant. Alva T. Bonda retired from the Board of Directors on February 9, 2000, and Robert P. Cronin resigned as a director of our subsidiary, Steak n Shake, Inc., on January 7, 1997. Since the selling shareholders may sell all or some of the shares, or other shares held by them, no accurate estimate can be made of the aggregate amount of shares which will be owned by each selling shareholder upon completion of the offering to which this prospectus relates.

                                                                       Percentage Owned After
                                Common Shares      Common Shares         Sale of All Shares
        Name                       Owned        Registered Hereunder   Registered Hereunder(8)
        ----                       -----        --------------------   -----------------------
Alva T. Bonda                  2,468,860(1)(2)          24,020                8.36%

Neal Gilliatt                     57,545(3)             24,020                   *

Charles E. Lanham                437,721(4)             24,020                1.41%

J. Fred Risk                     175,660(5)             24,020                   *

James Williamson, Jr           2,291,655(1)(6)          24,020                7.76%

Robert P. Cronin                 243,412                 5,033                   *
                               ---------               -------               -----
                               3,644,058(1)(7)         125,133               12.04%

          *Less than 1%

Notes To Table:

          (1) Includes 2,030,805 shares owned of record and beneficially by Kelley & Partners, Ltd., of which Messrs. Bonda and Williamson are General Partners.

          (2) Includes 9,426 shares which may be acquired pursuant to stock options exercisable within 60 days. Also includes 86,375 shares owned of record by Mr. Bonda as executor of his wife's estate.

          (3) Includes 9,426 shares which may be acquired pursuant to stock options exercisable within 60 days by Mr. Gilliatt. Also includes 5,032 shares owned of record and beneficially by Mr. Gilliatt's wife, with respect to which he disclaims beneficial ownership.

          (4) Includes 15,665 shares which may be acquired pursuant to the stock options exercisable within 60 days. Also includes 10,928 shares owned of record and beneficially by Mr. Lanham's wife, with respect to which he disclaims beneficial ownership.

          (5) Includes 7,269 shares which may be acquired pursuant to stock options exercisable within 60 days. Also includes 7,726 shares owned of record and beneficially by Mr. Risk's wife, with respect to which he disclaims beneficial ownership.

          (6) Includes 15,665 shares which may be acquired pursuant to stock options exercisable within 60 days. Also includes 19,011 shares owned of record and beneficially by Mr. Williamson's wife, with respect to which he disclaims beneficial ownership.

          (7) Includes 57,451 shares which may be acquired pursuant to stock options exercisable within 60 days.

          (8) Based upon 29,238,110 total shares of common stock outstanding as of May 12, 2000, as listed on our most recent Form 10-Q for the period ended April 12, 2000, and filed with the Securities and Exchange Commission on May 19, 2000.

                              PLAN OF DISTRIBUTION

          TRANSACTIONS. The selling shareholders may offer and sell their shares in one or more of the following transactions:

          -    on the New York Stock Exchange

          -    in negotiated transactions

          -    in a combination of any of these transactions

          PRICES. The selling shareholders may sell their shares at any of the following prices:

          -    fixed prices which may be changed

          -    market prices prevailing at the time of sale

          -    prices related to prevailing market prices

          -    negotiated prices

          DIRECT SALES; AGENTS, DEALERS AND UNDERWRITERS. The selling shareholders may sell their shares in any of the following ways:

          -    directly to purchasers

          - to or through agents, dealers or underwriters designated from time to time

          Agents, dealers or underwriters may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom they act as agent or to whom they sell as principals, or both. The selling shareholders and any agents, dealers or underwriters that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

          SUPPLEMENTS. To the extent required, we will set forth in a supplement to this prospectus filed with the SEC the number of shares to be sold, the purchase price and public offering price, the name or names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering.

          STATE SECURITIES LAW. Under the securities laws of some states, the selling shareholders may only sell the shares in those states through registered or licensed brokers or dealers. In addition, in some states the selling shareholders may not sell the shares unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is satisfied.

          EXPENSES; INDEMNIFICATION. We will not receive any of the proceeds from the sale of the shares sold by the selling shareholders under this prospectus. We will bear all expenses related to the registration of this offering but will not pay for any underwriting commissions, fees or discounts, if any. The expenses we will pay include:

          -    all registration and filing fees

          - all fees and expenses of complying with state blue sky or securities laws

          -    all costs of preparation of the registration statement

          - all fees and disbursements of our counsel and independent auditors

                                  LEGAL MATTERS

          Certain legal matters relating to the issuance of the shares have been passed on for us by Ice Miller Donadio & Ryan, Indianapolis, Indiana.

                                     EXPERTS

          Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on form 10-K for the year ended September 29, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

          We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 that registers the shares of Consolidated Products common stock offered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and Consolidated Products common stock. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information included in the registration statement from this prospectus.

          In addition, we file reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the Securities and Exchange Commission:

Public Reference Room      New York Regional Office    Chicago Regional Office
450 Fifth Street, N.W.     7 World Trade Center        Citicorp Center
Washington, DC 20549       Suite 1300                  500 West Madison Street
1-800-SEC-0330             New York, NY 10048          Suite 1400
                                                       Chicago, IL 60661-2511

          You may also obtain copies of this information by mail from the Public Reference Room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

          The Securities and Exchange Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like Consolidated Products, that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

          The Securities and Exchange Commission allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document.

          This prospectus incorporates by reference the documents listed below that we have previously filed with the Securities and Exchange Commission. They contain important information about us and our financial condition.

          1)   Annual Report on Form 10-K for the year ended September 29, 1999.

          2) Quarterly Report on Form 10-Q for the quarter ended December 22, 1999.

          3)   Quarterly Report on Form 10-Q for the quarter ended April 12,
               2000.

          4)   Definitive Proxy Statement on Schedule 14A, dated December 20,
               1999.

          5) Registration of certain classes of securities on Form 8-A, dated October 28, 1996.

          6) The description of Consolidated Products' common stock set forth in Consolidated Products' registration statement filed on Form S-3 on May 21, 1997; including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating that description.

          In addition, all documents and reports filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

          You can obtain any of the documents incorporated by reference in this document through us or from the Securities and Exchange Commission through its web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as a exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Mary E. Ham
Secretary, Consolidated Products, Inc.
500 Century Building
36 South Pennsylvania Street
Indianapolis, IN 46204
Telephone: (317) 633-4100


          WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE OFFERING MADE BY THIS PROSPECTUS THAT IS DIFFERENT FROM, OR IN ADDITION TO, THE INFORMATION CONTAINED IN THIS PROSPECTUS OR IN ANY OF THE MATERIALS THAT WE HAVE INCORPORATED INTO THIS DOCUMENT. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS DOCUMENT OR THE SOLICITATION OF PROXIES IS UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS DOCUMENT DOES NOT EXTEND TO YOU. THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE OF THIS DOCUMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                           FORWARD-LOOKING STATEMENTS

          This prospectus, including information included or incorporated by reference herein, contains certain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business including, without limitation, statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates" or similar expressions. These forward-looking statements involve certain risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those contemplated by such forward-looking statements due to, among others, the factors described under "Risk Factors" in this prospectus.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          Set forth below are estimates of all expenses incurred or to be incurred by the registrant in connection with the issuance and distribution of the securities to be registered:

               Registration fees ...................................  $  312

               Transfer agent's fees ...............................  None

               Printing and engraving ..............................  None

               Legal fees and expenses .............................  $2,500

               Accounting fees and expenses ........................  $1,500

               State blue sky fees and expenses ....................  None

               Miscellaneous .......................................  $2,000
                                                                      ------
                    Total ..........................................  $6,312

                    All of the expenses will be borne by the registrant.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Indiana Business Corporation Law ("BCL"), the provisions of which govern the registrant, empowers an Indiana corporation to indemnify present and former directors, officers, employees or agents or any person who may have served at the request of the corporation as a director, officer, employee or agent of another corporation ("Eligible Persons") against liability incurred in any proceeding, civil or criminal, in which the Eligible Person is made a party by reason of being or having been in any such capacity, or arising out of his status as such, if the individual acted in good faith and reasonably believed that (a) the individual was acting in the best interests of the corporation, (b) if the challenged action was taken other than in the individual's official capacity as an officer, director, employee or agent, the individual's conduct was at least not opposed to the corporation's best interests, or (c) if in a criminal proceeding, either the individual had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful.

          The BCL further empowers a corporation to pay or reimburse the reasonable expenses incurred by an Eligible Person in connection with the defense of any such claim including counsel fees, and, unless limited by its Articles of Incorporation, the corporation is required to indemnify an Eligible Person against reasonable expenses if he or she is wholly successful in any such proceeding, on the merits or otherwise. Under certain circumstances, a corporation may pay or reimburse an Eligible Person for reasonable expenses prior to final disposition of the matter. Unless a corporation's Articles of Incorporation otherwise provide, an Eligible Person may apply for indemnification to a court which may order indemnification upon a determination that the Eligible Person is entitled to mandatory indemnification for reasonable expenses or that the Eligible Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances without regard to whether his or her actions satisfied the appropriate standard of conduct.

          Before a corporation may indemnify any Eligible Person against liability or reasonable expenses under the BCL, a quorum consisting of directors who are not parties to the proceeding must (1) determine that indemnification is permissible in the specific circumstances because an Eligible Person met the requisite standard of conduct, (2) authorize the corporation to indemnify the Eligible Person and (3) if appropriate, evaluate the reasonableness of expenses for which indemnification is sought. If it is not possible to obtain a quorum of uninvolved directors, the foregoing action may be taken by a committee of two or more directors who are not parties to the proceeding, special legal counsel selected by the Board of Directors or such a committee, or by the shareholders of the corporation.

          In addition to the foregoing, the BCL states that the indemnification it provides shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the articles of incorporation, bylaws, resolution or other authorization adopted, after notice by a majority vote of all the voting shares then issued and outstanding. The BCL also empowers an Indiana corporation to purchase and maintain insurance on behalf of any Eligible Person against any liability asserted against or incurred by him or her in any capacity as such, or arising out of his or her status as such, whether or not the corporation would have had the power to indemnify him or her against such liability.

          The Amended Articles of Incorporation and the Bylaws of the registrant contain provisions pursuant to which the officers and directors of the registrant are entitled to indemnification as a matter of right against expenses and liabilities incurred by them by reason of their having acted in such capacities if such person has been wholly successful in the defense of such claims or acted in good faith in what he or she reasonably believed to be in or not opposed to the best interests of the registrant. Such rights are not exclusive of any other rights of indemnification to which such persons may be entitled by contract or a matter of law.

          The registrant maintains directors' and officers' liability insurance, the effect of which is to indemnify the directors and officers of the corporation and its subsidiaries against certain losses caused by errors, misleading statements, wrongful acts, omissions, neglect or breach of duty by them of any matter claimed against them in their capacities as directors or officers.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     See Index to Exhibits.

ITEM 17. UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement;

                    Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on behalf of Consolidated Products, Inc. by the undersigned, thereunto duly authorized in the City of Indianapolis, State of Indiana on May 24, 2000.

                                        CONSOLIDATED PRODUCTS, INC.

                                        By:  /s/ Mary E. Ham
                                            -----------------------
                                             Vice President, Secretary and
                                             General Counsel

          Each person whose signature appears below on this registration statement hereby constitutes and appoints Mary E. Ham, Alan B. Gilman and each of them, with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to the registrant's Form S-3 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated as of May 24, 2000.


/s/ E. W. Kelley                        Chairman and Director
-----------------------------------
E. W. Kelley

/s/ Alan B. Gilman                      Chief Executive Officer, President and
-----------------------------------     Director (Principal Executive Officer)
Alan B. Gilman

/s/ James W. Bear                       Senior Vice President and Treasurer
-----------------------------------     (Principal Financial Officer)
James W. Bear

/s/ Gregory G. Fehr                     Vice President and Controller
-----------------------------------
Gregory G. Fehr

/s/ S. Sue Aramian                      Director
-----------------------------------
S. Sue Aramian

/s/ Stephen Goldsmith                   Director
-----------------------------------
Stephen Goldsmith

/s/ Charles E. Lanham                   Director
-----------------------------------
Charles E. Lanham

/s/ J. Fred Risk                        Director
-----------------------------------
J. Fred Risk

/s/ John W. Ryan                        Director
-----------------------------------
John W. Ryan

/s/ James Williamson, Jr.               Director
-----------------------------------
James Williamson, Jr.

                           CONSOLIDATED PRODUCTS, INC.
                                    FORM S-3

                                INDEX TO EXHIBITS

  Exhibit Number
    Assigned in                                                                        Page Number
  Regulation S-K                                                                      in Sequential
     Item 601            Description of Exhibit                                      Numbering System
------------------       -----------------                                           ----------------
      (1)                No Exhibit.

      (2)                No Exhibit.

      (4)      4.01      Specimen certificate representing Common Stock of
                         Consolidated Products, Inc. (Incorporated by reference
                         to the Exhibits to the Registrant's Quarterly Report on
                         Form 10-Q for the quarterly period ended April 9,
                         1997.)

      (5)      5.01      Opinion of Ice Miller Donadio & Ryan.                            16

      (8)                No Exhibit.

     (12)                No Exhibit.

     (15)                No Exhibit.

     (23)      23.1      Consent of Ice Miller Donadio & Ryan.                            16
                         (Included as a part of Exhibit 5.01.)

               23.2      Consent of Ernst & Young LLP.                                    18

     (24)                Power of Attorney (See Signature Page.)                          14

     (25)                No Exhibit.

     (26)                No Exhibit.

     (27)                No Exhibit.

     (99)                No Exhibit.


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